                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       MITCHELL ENERGY & DEVELOPMENT CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)  Title of each class of securities to which transaction applies:


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(2)  Aggregate number of securities to which transaction applies:


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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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(4)  Proposed maximum aggregate value of transaction:


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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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

                      MITCHELL ENERGY & DEVELOPMENT CORP.
                                [MITCHELL LOGO]

                     2001 TIMBERLOCH PLACE -- P.O. BOX 4000
                        THE WOODLANDS, TEXAS 77387-4000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 30, 1999

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of MITCHELL ENERGY & DEVELOPMENT CORP. (the "Company") will be held at the MND Learning Center, 2002 Timberloch Place, The Woodlands, Texas 77380, on Wednesday, June 30, 1999, at 10:00 A.M. Central Daylight Time, for the following purposes:

          1. To elect a Board of eleven (11) directors;

          2. To consider and act upon a proposal to approve the adoption of the Company's 1999 Stock Option Plan, as described in the accompanying Proxy Statement and set forth in Exhibit A thereto;

          3. To consider and act upon a proposal to appoint Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending January 31, 2000; and

          4. To transact such other business as may properly come before the meeting.

     Holders of both Class A Common Stock and Class B Common Stock are entitled to notice of the Annual Meeting; however, only holders of Class A Common Stock of record at the close of business on May 11, 1999, are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof.

     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

     CLASS A COMMON STOCKHOLDERS: PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE VOTING OF SUCH PROXY.

     A copy of the Annual Report to Stockholders for the fiscal year ended January 31, 1999, has preceded this Notice and Proxy Statement.

                                            By Order of the Board of Directors,
                                            /s/ THOMAS P. BATTLE

                                            Secretary

May 19, 1999

                      MITCHELL ENERGY & DEVELOPMENT CORP.
                    2001 TIMBERLOCH PLACE -- P. O. BOX 4000
                        THE WOODLANDS, TEXAS 77387-4000

                                PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

     Proxies are being solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 30, 1999, and at any adjournment or adjournments thereof. In addition to mailing proxy materials, such solicitations may be in person or by telephone by directors, officers or employees of the Company, who will receive no additional compensation therefor. Upon request, the Company will reimburse banks, nominees, and agents of the stockholders for reasonable costs incurred by them in sending proxy materials to beneficial owners of the Company's Class A Common Stock and its Class B Common Stock (collectively, "Common Stock"). The entire cost of soliciting proxies in the accompanying form will be borne by the Company.

     This Proxy Statement and the proxy cards are first being mailed to stockholders on or about May 19, 1999.

     A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING OF SUCH PROXY BY THE SUBSEQUENT EXECUTION AND SUBMISSION OF A REVISED PROXY, BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE MEETING.

                               VOTING OF PROXIES

     It is the policy of this Company to provide stockholders complete privacy in voting. Proxy cards are returned in envelopes to our independent tabulating agent, who receives, inspects, and tabulates the proxies. Voted proxies are not seen by nor reported to the Company, except in aggregate number and in limited circumstances.

     The proxy card accompanying the Proxy Statement mailed to each stockholder of record of the Company's Class A Common Stock at the close of business on May 11, 1999, is designed to permit such stockholder to vote in the election of directors and on the other proposals described in this statement. It provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors, or to abstain from voting for any proposal if so desired.

     The proxy card specifies Bernard F. Clark, Vice Chairman of the Company, and Thomas P. Battle, General Counsel and Secretary of the Company, to vote all shares represented by proxies returned to the Company. A stockholder wishing to name as his proxy someone other than those designated on such proxy card may do so by crossing out the names of the two designated proxies and inserting the name of the person he wishes to act as his proxy. In that case, it will be necessary for the stockholder to sign the proxy and deliver it to the person named and for the person so named to be present and vote at the meeting. Proxy cards so changed should not be mailed to the Company.

     When a stockholder's proxy card specifies a choice with respect to a matter being voted upon, the shares will be voted accordingly. If no such specifications are made, the shares will be voted for the election of all nominees as directors, in favor of the adoption of the Company's 1999 Stock Option Plan, in favor of the appointment of Arthur Andersen LLP as the Company's independent public accountants, and in accordance with the discretion of the person voting it with respect to any other business properly before the meeting. The election of directors, the adoption of the 1999 Stock Option Plan, and the ratification of the appointment of Arthur Andersen LLP as independent public accountants will require the affirmative vote of a majority of the shares of Class A Common Stock voting in person or by proxy at the Annual Meeting, assuming a quorum is present. The Bylaws of the Company require, for a quorum, the presence at the Annual Meeting in person or by proxy of the holders of a majority of the shares of capital stock of the Company entitled to vote. Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote, although they will be counted in the determination of a quorum.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only holders of record of shares of Class A Common Stock of the Company at the close of business on May 11, 1999 are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof, each share having one vote on each matter to be presented at the Annual Meeting. There were 22,321,637 shares of the Company's Class A Common Stock outstanding on the record date.

     To the knowledge of the Company, the only person owning beneficially more than five percent of the Company's outstanding Class A Common Stock, its only class of outstanding voting securities, as of March 15, 1999 is as set forth in the following table:

                                                              TOTAL AMOUNT
                                                               OF CLASS A
                                                              COMMON STOCK
                                                              BENEFICIALLY   PERCENT
NAME AND ADDRESS                                                 OWNED       OF CLASS
----------------                                              ------------   --------
George P. Mitchell..........................................   14,283,422*     64.0%
  2001 Timberloch Place
  The Woodlands, Texas

---------------

* See notes (a) and (b) to the table under "Security Ownership of Management."

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of each class of the Company's Common Stock owned beneficially by each of its directors and nominees for director, by its executive officers named in the Summary Compensation Table and by all directors and executive officers as a group as of March 15, 1999:

                                  TOTAL AMOUNT                  TOTAL AMOUNT
                                   OF CLASS A                    OF CLASS B
                                  COMMON STOCK                  COMMON STOCK
                                  BENEFICIALLY     PERCENTAGE   BENEFICIALLY       PERCENT
NAME                                OWNED(a)       OF CLASS A     OWNED(a)        OF CLASS B
----                              ------------     ----------   ------------      ----------
Robert Baldwin..................          500         *                  --          *
Thomas P. Battle................        8,658(e)      *              42,461(e)       *
Bernard F. Clark................       28,571(c)      *              40,271(c)       *
William D. Eberle...............          599         *                 599          *
Shaker A. Khayatt...............          266(d)      *                 266(d)       *
Ben F. Love.....................        2,500         *               2,500          *
Walter A. Lubanko...............        4,000         *               6,000          *
George P. Mitchell..............   14,283,422(b)      64.0%      13,576,589(b)(e)    50.7%
J. Todd Mitchell................       16,739         *              16,739          *
M. Kent Mitchell................       24,348         *              24,348          *
Constantine S. Nicandros........        3,506         *                  --          *
Philip S. Smith.................           --         *              70,932(e)       *
W. D. Stevens...................       63,250(e)      *             199,750(e)       *
Allen J. Tarbutton, Jr. ........       25,562(e)      *              86,916(e)       *
Raymond L. Watson...............        2,500         *               2,500          *
All directors and executive
  officers as a group (15
  persons)......................   14,464,421(b-e)    64.5%      14,069,871(b-e)     52.5%

---------------

*    Less than 1%.

(a) Unless otherwise indicated, beneficial owners have sole rather than shared voting and investment power respecting their shares, other than shared rights created under joint tenancy or marital property laws as between the Company's directors and officers and their respective spouses, if any.

(b) Includes shares held by George P. Mitchell's wife (511,253 Class A and 511,253 Class B), as to which Mr. Mitchell disclaims beneficial ownership.

(c)  Includes shares held by Mr. Clark's wife (11,172 Class A and 15,872 Class
     B), as to which Mr. Clark disclaims beneficial ownership.

(d) Includes shares held by Mr. Khayatt's wife (266 Class A and 266 Class B), as to which Mr. Khayatt disclaims beneficial ownership.

(e) Includes shares which certain officers have a right to acquire within 60 days following March 15, 1999 by exercising stock options. The following shares underlying such unexercised options were added to the holdings of each of the following executive officers: Mr. Battle -- 5,000 Class A and 42,432 Class B; Mr. Mitchell -- 202,666 Class B; Mr. Stevens -- 57,508 Class A and 191,662 Class B; Mr. Smith -- 70,932 Class B; Mr.
     Tarbutton -- 13,500 Class A and 72,766 Class B. No director or nominee for director (other than Mr. Stevens and Mr. Mitchell) has the right to acquire any shares within such 60-day period.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Eleven directors are to be elected and qualified, for a term commencing on the date of this Annual Meeting and continuing until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Each nominee listed below currently serves as a member of the Company's Board of Directors and was elected at the Annual Meeting held on June 24, 1998. In the event that any nominee for director should become unavailable to serve, it is intended that votes will be cast, pursuant to the proxy card, for such substitute nominee as may be nominated by the Board of Directors. The Company has no present knowledge that any of the nominees will be unable to serve.

     The nominees for directors are as follows:

                                                       PRINCIPAL OCCUPATION AND            DIRECTOR
NAME                                    AGE   BUSINESS EXPERIENCE DURING PAST FIVE YEARS    SINCE
----                                    ---   ------------------------------------------   --------
Robert W. Baldwin.....................  78    Consultant (Energy/Management); President      1983
                                              of Gulf Refining and Marketing Company, a
                                              division of Gulf Oil Corp. (1975-1981)
Bernard F. Clark......................  77    Vice Chairman of the Board of the Company      1962
William D. Eberle.....................  75    Chairman of the Board of Manchester            1976
                                              Associates, venture capital consulting
                                              (since 1977); Of Counsel on trade issues
                                              to Kaye, Scholar, Fierman, Hays and
                                              Handler, attorneys-at-law (since 1993)
Shaker A. Khayatt.....................  63    President and Chief Executive Officer of       1972
                                              Khayatt and Company, Inc., investment
                                              banking (since 1979)
Ben F. Love...........................  74    Advisory Director of Chase Bank of Texas,      1990
                                              National Association (successor to Texas
                                              Commerce Bank N.A.), since 1995; Chairman
                                              and Chief Executive Officer of Texas
                                              Commerce Bancshares, Inc. (1972-1989)

                                                       PRINCIPAL OCCUPATION AND            DIRECTOR
NAME                                    AGE   BUSINESS EXPERIENCE DURING PAST FIVE YEARS    SINCE
----                                    ---   ------------------------------------------   --------
Walter A. Lubanko.....................  73    Chairman and President of W. A. Lubanko &      1972
                                              Co., Inc., investment banking (since 1977)
George P. Mitchell....................  79    Chairman of the Board and Chief Executive      1947
                                              Officer of the Company
J. Todd Mitchell......................  40    President of GPM, Inc., private                1993
                                              investments (since 1998); President of The
                                              Discovery Bay, a seismic data analysis
                                              software company (since 1992); President
                                              of and geologist for Dolomite Resources,
                                              Inc., a mineral exploration and
                                              investments company (since 1987)
M. Kent Mitchell......................  46    President and Chief Executive Officer of       1988
                                              Bald Head Island Management, Inc., real
                                              estate development and sales (since 1983)
Constantine S. Nicandros..............  65    Chairman of CSN and Company, an investment     1996
                                              and consulting firm (since 1996);
                                              Chairman, President and Chief Executive
                                              Officer of Conoco Inc. (1987-1996); Vice
                                              Chairman of E.I. du Pont de Nemours and
                                              Company (1991-1996)
W. D. Stevens.........................  64    President and Chief Operating Officer of       1992
                                              the Company (since 1994); President of
                                              Exxon Company, U.S.A. (1988-1992)

     There are no family relationships by blood, marriage or adoption between any nominee for director or any of the executive officers of the Company, except that J. Todd Mitchell and M. Kent Mitchell are sons of George P. Mitchell.

     The nominees for directors hold the following directorships in other public corporations: William D. Eberle -- America Service Group, Ampco-Pittsburgh Corp., Konover Property Trust (formerly FAC Realty Trust), Showscan Entertainment, Inc., and Sirrom Capital Corporation; Ben F. Love -- El Paso Energy Company; and Constantine S. Nicandros -- Cooper Industries, Inc.

     George P. Mitchell could be deemed to be a control person with respect to the Company by virtue of his ownership of Common Stock of the Company.

     During the Company's fiscal year ended January 31, 1998, Puro-Tech International, a company of which Shaker A. Khayatt is Chairman of the Board of Directors, and Barry's Jewelers, Inc., a company of which William D. Eberle was Chairman of the Board of Directors, each filed a petition under federal bankruptcy laws.

     The Company's Board of Directors has an Audit Committee which consisted during all of the fiscal year ended January 31, 1999 (hereinafter "fiscal 1999") of Ben F. Love, Walter A. Lubanko, and Constantine S. Nicandros and for a portion of fiscal 1999, Shaker A. Khayatt and J. McDonald Williams. During fiscal 1999, the Audit Committee met three times. The functions performed by the Audit Committee include reviewing the nature of the services rendered by the Company's independent public accountants, relating to both auditing and nonauditing services. The Committee also reviews, with representatives of the independent public accountants, the scope of the independent public accountants' audit of the Company's financial statements, results of those audits, and any significant weaknesses in internal accounting controls identified by the independent public accountants in the course of their audit. The Committee each year recommends to the Board of Directors the appointment of a firm of independent public accountants for the coming year and reviews the various other presentations and reports to the Board of Directors relating to accounting matters and financial statements.

     The Company's Board of Directors has a Compensation Committee which consisted during all of fiscal 1999 of Robert W. Baldwin, William D. Eberle, M. Kent Mitchell and Raymond L. Watson and for a portion of fiscal 1999, Shaker A. Khayatt. (Mr. Watson has elected not to stand for reelection at this year's Annual Meeting.) During fiscal 1999, the Compensation Committee met seven times. As stated in its Report on Executive Compensation beginning at page 9 of this Proxy Statement, the Compensation Committee establishes policies with respect to compensation for executives, determines pay levels for senior executives including all named executive officers, reviews compensation levels for all other members of Company senior management, and sets and monitors overall compensation and benefits programs and policies for the Company's entire work force.

     The Company's Board of Directors has an Executive Committee which consists of Ben F. Love, William D. Eberle, M. Kent Mitchell, J. Todd Mitchell and W. D. Stevens. The Executive Committee met one time during fiscal 1999. The function of the Executive Committee is to (i) select and nominate successor(s) to George
P. Mitchell in the event he were disabled or otherwise unable to function as Chairman of the Board and Chief Executive Officer of the Company, (ii) nominate individuals to serve as directors of the Company, and (iii) perform such other functions as are delegated to it by the Board. The Committee will consider stockholder recommendations for director sent to the Executive Committee, c/o Thomas P. Battle, Secretary, Mitchell Energy & Development Corp., P.O. Box 4000, The Woodlands, Texas 77387-4000.

     The Company's Board of Directors met six times during fiscal 1999 and held three special telephonic meetings. Each director attended more than 75 percent of the aggregate number of meetings of directors and committees on which he served except for Constantine S. Nicandros and Raymond L. Watson.

     Currently, each director who is not an employee of the Company receives $47,500 a year for serving as a director and for serving as a member of one or more committees. Each director who is an employee of the Company receives $100 for each directors' meeting which he attends. All directors are reimbursed for any travel, lodging and other expenses incurred in connection with attending any meetings of directors or a committee. Additionally, the Company offers to pay the premium on a $100,000 term life insurance policy for any of its non-employee directors who choose to maintain such coverage. Currently the Company provides such insurance for four of its non-employee directors at an annual premium of $192 per policy.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information for the Chief Executive Officer and the four other most highly compensated executive officers of the Company for services rendered in all capacities during the fiscal years ended January 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                      -------------------------------------
                                                   ANNUAL              SECURITIES
                                              COMPENSATION(a)          UNDERLYING      NUMBER OF              ALL OTHER
                                         --------------------------   STOCK OPTION    BONUS UNITS    LTIP      COMPEN-
                                         FISCAL   SALARY     BONUS      AWARDS(b)     GRANTED(c)    PAYOUTS    SATION
        NAME/PRINCIPAL POSITION           YEAR      ($)       ($)          (#)            (#)         ($)        ($)
        -----------------------          ------   -------   -------   -------------   -----------   -------   ---------
George P. Mitchell                        1999    895,833        --           --            --       --        210,600(d)
  Chairman and CEO                        1998    841,667   320,000      168,000        52,000       --        238,920(e)
                                          1997    744,167   320,000       60,000            --       --        231,845(f)
W. D. Stevens                             1999    577,512        --           --            --       --         35,251(g)
  President and Chief Operating Officer   1998    541,679   320,000      126,000        39,000       --         33,101(h)
                                          1997    445,845   320,000       45,000            --       --         27,251(j)
Philip S. Smith                           1999    368,080        --           --            --       --         22,085(k)
  Senior Vice President                   1998    357,089   150,000       58,800        24,300       --         21,425(k)
                                          1997    347,556   150,000       21,000            --       --         20,853(k)
Allen J. Tarbutton, Jr.                   1999    312,984        --           --            --       --         18,779(k)
  Senior Vice President                   1998    300,491   127,500       48,300        16,300       --         18,029(k)
                                          1997    286,008   127,500       19,000            --       --         17,160(k)
Thomas P. Battle                          1999    265,333        --           --            --       --         15,920(k)
  Senior Vice President                   1998    257,500    68,500       27,300        13,100       --         15,450(k)
                                          1997    252,000    68,500       12,000            --       --         15,120(k)

---------------

(a) Beginning in fiscal 1999, each of the named officers was eligible to participate in the Company's 1998 Mutual Fund Option Plan by exchanging self-designated percentages of his salary and/or bonus and other cash compensation for options to purchase mutual fund shares at a later date. Reported fiscal 1999 compensation amounts include all compensation earned by the applicable officer, whether paid in cash or mutual fund options. Additionally, in accordance with Securities and Exchange Commission ("SEC") regulations, no amounts have been reported for perquisites and other personal benefits since the aggregate value of such items provided to each named officer was less than the lesser of 10% of his annual compensation or $50,000.

(b) These options were granted under the Company's 1995 Stock Option Plan at an exercise price equal to the fair market value of the Company's Class B stock on the date of grant. Such options are exercisable within ten years from the date of grant and vest over a three-year period. Normally, over one-half of the 1998 grants would have been made early in fiscal 1999.

(c) These bonus units, which are the economic equivalent of stock appreciation rights (SARs), were granted under the Company's 1997 Bonus Unit Plan at a floor price equal to the fair market of the Company's Class B stock on the date of grant. Such units are redeemable within ten years from the date of grant and vest over a three-year period.

(d) For Mr. Mitchell, this consists of amounts contributed toward his personal life insurance program ($210,000), and directors' meeting attendance fees ($600).

(e) For Mr. Mitchell, this consists of amounts contributed toward his personal life insurance program ($210,000), rentals paid to him for business-related use of properties that he owns ($28,320) and directors' meeting attendance fees ($600).

(f) For Mr. Mitchell, this consists of amounts contributed toward his personal life insurance program ($210,000), rentals paid to him for business-related use of properties that he owns ($21,345) and directors' meeting attendance fees ($500).

(g) For Mr. Stevens, this consists of Thrift and Savings Plan contributions ($34,651) and directors' meeting attendance fees ($600).

(h) For Mr. Stevens, this consists of Thrift and Savings Plan contributions ($32,501) and directors' meeting attendance fees ($600).

(i)  Not used.

(j) For Mr. Stevens, this consists of Thrift and Savings Plan contributions ($26,751) and directors' meeting attendance fees ($500).

(k) For indicated amounts, this consists exclusively of Thrift and Savings Plan contributions.

STOCK OPTIONS/BONUS UNITS

     There were no stock options or bonus units granted to the named executive officers during fiscal 1999.

     Shown below is information with respect to stock options and bonus units exercised during fiscal 1999 by the named executive officers and their holdings of unexercised grants at January 31, 1999.

                STOCK OPTION/BONUS UNIT EXERCISES IN FISCAL 1999
                  AND FISCAL YEAR-END OPTION/BONUS UNIT VALUES

                                                                   NUMBER OF SECURITIES/         VALUE OF UNEXERCISED,
                                                                     UNITS UNDERLYING                IN-THE-MONEY
                                   SHARES                           UNEXERCISED GRANTS            OPTIONS/BONUS UNITS
                               ACQUIRED/BONUS                     AT JANUARY 31, 1999(#)        AT JANUARY 31, 1999($)
                              UNITS SURRENDERED      VALUE      ---------------------------   ---------------------------
NAME                           ON EXERCISE(#)     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------------   -----------   -----------   -------------   -----------   -------------
STOCK OPTIONS
George P. Mitchell..........         --               --          156,000        132,000          --             --
W. D. Stevens...............         --               --          214,170         99,000          --             --
Philip S. Smith.............         --               --           54,599         46,201          --             --
Allen J. Tarbutton, Jr. ....         --               --           72,265         38,535          --             --
Thomas P. Battle............         --               --           39,099         22,201          --             --

BONUS UNITS
George P. Mitchell..........         --               --           17,333         34,667          --             --
W. D. Stevens...............         --               --           13,000         26,000          --             --
Philip S. Smith.............         --               --            8,100         16,200          --             --
Allen J. Tarbutton, Jr. ....         --               --            5,433         10,867          --             --
Thomas P. Battle............         --               --            4,367          8,733          --             --

RETIREMENT PLAN

     Eligibility for participation in the Company's qualified Retirement Plan is extended to all employees (except those employees paid solely on a commission basis) including executive officers, on an equal basis, on each February 1 and August 1 immediately following the completion of one year of participation service. Pension benefits are determined by final average annual compensation where annual compensation is the sum of amounts shown in the columns labeled "Salary" and "Bonus" in the Summary Compensation Table.

                               PENSION PLAN TABLE

 AVERAGE ANNUAL
COMPENSATION FOR
 36 CONSECUTIVE                                ANNUAL RETIREMENT INCOME AT AGE 65 EXPRESSED AS A STRAIGHT LIFE ANNUITY
 MONTHS IN LAST                               --------------------------------------------------------------------------
   120 MONTHS                                                              YEARS OF SERVICE
   PRECEDING                                  --------------------------------------------------------------------------
   RETIREMENT                                    10         15         20         25         30         35         40
----------------                              --------   --------   --------   --------   --------   --------   --------
$250,000....................................  $ 53,621   $ 80,432   $107,243   $107,243   $119,243   $139,117   $154,784
 300,000....................................    64,822     97,233    129,643    129,643    144,044    168,051    185,652
 400,000....................................    87,222    130,834    174,445    174,445    193,645    225,920    249,387
 450,000....................................    98,423    147,634    196,846    196,846    218,446    254,854    281,255
 500,000....................................   109,623    164,435    219,246    219,246    243,247    283,788    313,122
 600,000....................................   132,024    198,036    264,048    264,048    292,849    341,657    376,858
 700,000....................................   154,425    231,637    308,849    308,849    342,450    399,525    440,593
 800,000....................................   176,825    265,238    353,650    353,650    392,052    457,394    504,328
 900,000....................................   199,226    298,839    398,452    398,452    441,653    515,262    568,064

     Eligible employees will receive a retirement benefit equal to the greater of the amounts computed under the following two benefit Formulas A and B upon retirement. The monthly benefit payable under Formula A is equal to 1.65% times average monthly compensation (defined as the average of the compensation received in the 36 highest-paid consecutive calendar months in the last 10 years of employment) plus 0.45% times average monthly compensation in excess of 150% of covered compensation (defined as the average of Social Security Wage Bases over the 35 years prior to the Social Security Retirement
Age), such sum then being multiplied by the lesser of years of credited service or twenty years. The monthly benefit payable under Formula B is equal to 1.1% times average monthly compensation plus 0.45% times average monthly compensation in excess of 100% of covered compensation, such sum then being multiplied by years of credited service (up to 35 years of service). Under both formulas, accrued benefits are 100% vested after five years of credited service.

     The Employee Retirement Income Security Act of 1974 ("ERISA"), as amended by the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") and the Tax Reform Act of 1986, currently limits (i) the maximum benefits payable or accruing under the Company's Retirement Plan and Thrift and Savings Plans on a combined annual basis, (ii) the total benefit payable under the Retirement Plan annually (currently $125,000), and (iii) the amount of compensation which can be included for benefit calculation purposes (currently $160,000). The Company has adopted supplemental arrangements on a non-qualified basis to provide that all employees be credited with the full benefit accruing to such individuals under the Retirement Plan notwithstanding such combined annual limitation, and to maintain for certain employees who may be affected by the annual benefit limit (for fiscal 1999, each of the named executive officers) total benefits upon retirement at approximately the levels shown in the table set forth above.

     Based on certain assumptions (which includes Board of Directors' approval), illustrated above are the approximate annual benefits to which employees would become entitled upon retirement at age 65 under the Retirement Plan and the supplemental, non-qualified plans. The benefits set forth in the table reflect the greater of the Plan's two formulas, are computed on a straight life annuity basis, and would not be further reduced by Social Security income. For the individuals named in the Summary Compensation Table of this Proxy Statement, the credited years of service under the Retirement Plan, as of January 31, 1999, are as follows: George P. Mitchell, 52 years; Thomas P. Battle, 16 years; Philip S. Smith, 19 years; W. D. Stevens, 5 years; and Allen J. Tarbutton, Jr., 25 years.

     Prior federal law required that any active employee start receiving his/her pension no later than the April 1 following the calendar year in which the age 70 1/2 is reached. Any such employee who continued to work after age 70 1/2 was required to commence benefit payments and continued to receive credit for any additional service rendered after age 70 1/2. George P. Mitchell turned 70 1/2 at the time this law was in force, so for fiscal 1999, George P. Mitchell received pension payments from the Retirement Plan totaling $163,221 and payments from the supplemental non-qualified retirement plans of $556,247.

SUPPLEMENTARY LIFE INSURANCE AND OTHER AGREEMENTS

     The Company has agreements with Philip S. Smith and Allen J. Tarbutton, Jr., whereby the Company will pay to such officer or his estate an amount, up to a maximum of $250,000, upon the death of such officer or his retirement at or after age 65, provided he is still employed with the Company at his death or at age 65, whichever occurs first. The Company has purchased a life insurance policy on Mr. Smith's life to insure against such risk. There was no cost to the Company for this policy for fiscal 1999 as a result of the prior conversion of such policy to universal life coverage.

SUPPLEMENTAL SURVIVING SPOUSE BENEFIT

     The Company also has an agreement with George P. Mitchell, whereby the Company will pay to Mr. Mitchell's surviving spouse, if any, a supplemental surviving spouse benefit in the event that Mr. Mitchell dies while still employed by the Company, or following termination of employment resulting from total and permanent disability. Such supplemental surviving spouse benefit shall be in an annual amount equal to the greater of (i) Mr. Mitchell's annual base salary from the Company in effect at the time of his death or as of the date he becomes totally and permanently disabled, or (ii) $625,000, and shall be payable until the earlier to occur of (i) 36 monthly installments or (ii) the death of such surviving spouse.

SEVERANCE COMPENSATION

     The Company maintains a Severance Benefit Plan for its employees upon their involuntary termination as well as specific agreements with selected executives ("Change-in-Control Agreements"). Any severance amount under the Severance Benefit Plan applies to essentially all employees and is determined by the individual's length of service with the Company. Individual Change-in-Control Agreements have been established with each of the executives named in the Summary Compensation Table; and with respect to Messrs. Smith and Tarbutton, they are in lieu of other payments under previously disclosed but now terminated severance compensation agreements. The Change-in-Control Agreements provide for severance benefits in the event the executive's employment is terminated in a qualifying termination (as defined in the Change-in-Control Agreements) resulting from a change-in-control of the Company. Upon such a termination, the executive may receive severance pay equal to between one and one-half to three times the sum of the executive's base salary plus the average annual bonus paid to the executive during the past three years. Upon termination of employment, the executive will also receive a pro rata annual incentive bonus for the year of termination and continued participation in welfare benefits for twenty-four months following the executive's termination; and the executive's nonqualified retirement plans and retiree medical plan benefits will be calculated assuming the executive's employment had continued for three full years following his date of termination. In the event that the severance benefits under the Change-in-Control Agreements exceed the excise tax limit set forth in Section 280G of the Internal Revenue Code, Messrs. Mitchell, Stevens, Smith and Tarbutton will receive an additional cash gross-up payment so that the net amount retained by the participant, after the imposition of the tax, is equal to the amount of severance benefits due him under the Change-in-Control Agreement. All other Change-in-Control Agreements limit the severance benefits to an amount which avoids the excise tax, provided that the limitation shall be applied if, and only if, such limitation results in a greater net cash benefit to the executive than would have been received had the benefits not been capped and an excise tax been levied.

MUTUAL FUND OPTION PLAN

     The Company has a Mutual Fund Option Plan ("MFOP") which permits officers and key employees of the Company and its affiliates, selected by the regular Compensation Committee of the Board of Directors of the Company, to replace a portion of their salary, bonus, and certain other cash compensation with options to purchase shares of mutual funds ("MFOP Options"). Each MFOP participant may elect to replace a minimum of 10% of his salary and/or 10% of other approved lump sum cash payments up to a maximum of 100% of such amounts, after applicable taxes and deductions for benefit payments with MFOP Options. The plan expires in ten years from its inception date of July 1, 1998, or earlier at the discretion of the Board.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act") that might incorporate future filings, including this Proxy Statement, in whole or in part, this Compensation Committee Report on Executive Compensation and the Cumulative Shareholder Return Graph on page 12 shall not be incorporated by reference into any such filings.

ROLE OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for administering compensation programs for the Company's executives. Responsibilities of the Committee include:

     - Establishing policies with respect to compensation for executives;

     - Determining pay levels for senior executives including all named executive officers;

     - Reviewing compensation levels for all other members of Company senior management; and

     - Setting and monitoring overall compensation and benefits programs and policies for the Company's entire workforce.

The Committee is comprised of four non-employee directors.

COMPENSATION PHILOSOPHY

     The Company's overall compensation philosophy is to provide executives with compensation opportunities which reflect:

     - Overall Company performance relative to historical performance, Company goals and objectives, and industry and national economic conditions;

     - Individual efforts and contributions which have added value to the success of the Company;

     - Competitive market pay levels and practices; and

     - Internal equity issues.

     While the Committee considers pay levels and program practices of other companies of similar size and operating characteristics, pay levels for the Company's executives are necessarily a function of individual and Company performance, including expected future financial and operating conditions.

     The companies included in the industry groups in the Cumulative Shareholder Return Graph on page 12 are not exclusively the same companies with which the Company compares compensation practices and levels. By nature of the Company's diversified business operations, it must consider such practices in the Exploration and Production, as well as Gas Gathering, Processing and Pipeline industries, in evaluating competitive salaries for individual executives. In choosing the companies with which to compare compensation levels and practices, the Company considers those companies with whom it competes for executive talent in each line of business.

     Over the past few years, the Company has shifted its compensation philosophy to target executive total compensation levels closer to the 50th percentile of the competitive market. This change in philosophy has resulted in an emphasis away from fixed base salaries (which were shown to be near the 75th percentile of the market a few years ago) and toward variable "at risk" compensation. In addition, more emphasis has also been placed on the longer term component of variable compensation for executives (i.e., equity-based compensation).

     In determining overall compensation, the Committee does not assign quantitative weight to different factors or follow mathematical formulae. Rather, the Committee exercises its discretion and makes a judgment after considering the factors it deems relevant. A discussion of each of the key elements of the Company's executive compensation program and the factors considered in setting each element follows. In determining any one element, the Committee necessarily considers the effect the element has on the total compensation package.

     Section 162(m) of the Internal Revenue Code (the "Code") limits the deductibility of certain compensation paid to the CEO and to each of the four highest paid executive officers who are employed at year end to $1 million per year. However, the policy of this Committee is to establish and maintain a compensation program which maximizes the creation of long-term shareholder value. In this regard, the Committee is obligated to the Board and to the shareholders of the Company to recognize and reward performance which increases the value of the Company. Accordingly, the Committee will continue to exercise discretion in those instances where a purely mechanical approach necessary under tax law considerations would compromise the interests of shareholders.

BASE SALARIES

     Base salaries for executive officer positions are determined, in part, by competitive pay practices. Each year, the Company obtains information through participation in industry specific executive compensation surveys conducted by independent consultants. The Committee analyzes the survey information and makes adjustments to reflect the Committee's assessment of individual performance, experience and scope of responsibility. In fiscal 1999, an analysis of competitive data found in such surveys indicated that total cash compensation levels (i.e., base salaries and cash incentive bonuses) are generally in line with the 50th percentile of those found among comparable companies, which is consistent with the Company's compensation philosophy. In February 1998 the Compensation Committee approved a rather conservative budget of 4% to grant merit-based salary increases to executives, including all of the named executives.

ANNUAL INCENTIVE BONUSES

     Executives are eligible to receive annual cash bonuses based on the overall performance of the Company, as well as individual contributions and performance. Bonuses are designed to reward performance, and as such, are not guaranteed.

     Awards are determined based on the Committee's discretionary assessment of performance. Some of the factors the Committee considers in its assessment include:

     - Revenues;

     - Divisional operating earnings;

     - Net earnings;

     - Reserve replacement; and

     - Expense reduction.

     Bonuses are not based on specific achievement of predetermined criteria; rather the Committee considers all of the above factors, as well as the current and expected operating climate, when deciding on specific awards. This discretion allows the Committee to utilize its judgment in granting awards which, it believes, truly reflect individual effort expended and the results produced by those efforts. For fiscal 1999, declining energy prices which led to much lower earnings caused the Committee to forego the awarding of incentive bonuses.

LONG-TERM INCENTIVES

     Long-term incentives are provided pursuant to the Company's Stock Option and Bonus Unit Plans. Both types of plans provide a direct link between shareholder return (through stock price appreciation) and long-term incentive compensation for executives. Based on information provided by industry surveys and independent consulting firms regarding long-term incentive compensation practices, the Committee has decided that annual long-term incentives should be awarded to executives, including the CEO and other key employees, based upon competitive industry trends in grant size and frequency. Awards, which are generally granted on an annual basis, are at the sole discretion of the Committee. The criteria for determining individual awards include individual performance, scope of responsibility and organizational level.

     Due to competitive market pressures experienced in 1997, the Committee decided to accelerate grants that normally would have been made in early fiscal 1999 by two months, resulting in a grant date of December 17, 1997. This grant included awards made to the named executives and was reported in the 1998 Board Compensation Committee Report on Executive Compensation. No grants were made in fiscal 1999.

CEO COMPENSATION

     The Committee is also responsible for establishing pay levels for the CEO. The compensation of the CEO reflects the same elements, and the Committee considers the same factors described for the other executives in determining the CEO's total compensation (i.e., base salary plus bonuses plus long-term incentives). A recent evaluation of Mr. Mitchell's total compensation against competitive data revealed that it approximated the 50th percentile of the total cash compensation of the CEOs of comparable companies. As with the other named executives, Mr. Mitchell was not granted a bonus award for fiscal 1999 performance due to economic conditions. Mr. Mitchell received a 6.4% increase in base salary during fiscal 1999.

     As the founder and majority owner of the Company, Mr. Mitchell has a significant portion of his wealth invested in the Company's stock. His significant stock ownership provides a strong incentive for Company management to maximize shareholder value.

     The Company contributes $210,000 per year toward Mr. Mitchell's personal life insurance program. Mr. Mitchell is currently receiving distributions from the Company's pension plan (as required by IRS regulations and based on previous contributions made on his behalf). No additional contributions are being made on Mr. Mitchell's behalf to the Company's Thrift and Savings Plan.

Mr. Robert W. Baldwin
Mr. William D. Eberle
Mr. M. Kent Mitchell
Mr. Raymond L. Watson

                      CUMULATIVE SHAREHOLDER RETURN GRAPH

     The following graph sets forth cumulative total shareholder return for the Company's voting Common Stock, the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Dow Jones Oil -- Secondary Index for the years indicated as prescribed by SEC rules. The information contained in this graph is not necessarily indicative of future Company performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG MITCHELL ENERGY & DEVELOPMENT CORP., THE S&P 500 INDEX
                    AND THE DOW JONES OIL -- SECONDARY INDEX
[GRAPH]

                                                                       DOW JONES
               MEASUREMENT PERIOD                                        OIL --
             (FISCAL YEAR COVERED)                    S&P 500          SECONDARY            MEDC
             ---------------------                    -------          ---------            ----
                     1/94                                100               100               100
                     1/95                                100                89                79
                     1/96                                136               105                92
                     1/97                                172               131               120
                     1/98                                218               130               139
                     1/99                                289                91                64

---------------

 * Total return for each of the last five fiscal years ending January 31. Assumes $100 was invested on January 31, 1994 in the Company's voting Common Stock or in the indicated index and that dividends were reinvested as received.

                              CERTAIN TRANSACTIONS

     When the Company became a publicly owned corporation in 1972, it adopted a policy that it would not permit its officers and directors to compete with the Company in any manner and that it would not, on terms less favorable to the Company than could have been arranged with an unaffiliated third party, enter into any of the following transactions: (i) make loans to officers, directors or stockholders and (ii) sell to or purchase from its officers or directors any properties or interests therein. Management of the Company believes that all of the transactions summarized below are in keeping with this established policy.

     Prior to the time the Company became a publicly held corporation, George P. Mitchell acquired interests in several oil and gas properties in which the Company also owns interests and for which the Company is operator. The Company distributes to Mr. Mitchell his share of the revenues and charges him for his share of the costs and expenses associated with these oil and gas operations.

     GPM, Inc., a corporation wholly-owned by Mr. Mitchell, leases space from a subsidiary of the Company. The total rent charged during fiscal 1999 was $78,374. In addition, the Company provides, at cost, various administrative services to GPM, Inc., including telephone, printing and insurance services, and copier equipment, which during fiscal 1999 aggregated $64,524. GPM, Inc. is also included in the Company's high deductible Workers' Compensation insurance program. During fiscal 1999, GPM, Inc. reimbursed the Company for claims and/or losses under such insurance program in the amount of $51,738.

     During fiscal 1999, the Company incurred business promotion charges in the amount of $49,238 at hotels owned by a company of Mr. Mitchell's in connection with the Galveston Mardi Gras celebration.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Exchange Act ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the Securities and Exchange Commission by the Company's directors and executive officers. The Company is required to conduct a review and to identify in its proxy statement each director or officer who failed to file any required reports under Section 16 on a timely basis. To the Company's knowledge, all Section 16 reporting requirements applicable to its other directors and executive officers were complied with for fiscal 1999.

         PROPOSAL 2 -- ADOPTION OF THE COMPANY'S 1999 STOCK OPTION PLAN

     In June 1995 the Company's stockholders approved the adoption of the 1995 Stock Option Plan (the "1995 Plan") which, since then, has been the Company's primary equity-based long-term incentive plan. Over the past five fiscal years, nearly all of the 2,500,000 shares so authorized for option grants have been awarded to executives and key employees. Accordingly, in March 1999 the Board of Directors of the Company adopted a new plan, the 1999 Stock Option Plan (the "1999 Plan"). The 1999 Plan, which has essentially the same provisions as the 1995 Plan, will be made effective June 30, 1999 if it is approved by the Company's stockholders.

     The 1999 Plan provides for the granting of Options (as defined in the 1999
Plan) to purchase shares of the Class B Common Stock of the Company. The 1999 Plan is designed to enable and encourage certain employees of the Company and its subsidiaries to develop a sense of personal involvement in the development and financial success of the Company. The Board of Directors believes that the 1999 Plan will encourage participants to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders, and will assist in attracting outstanding personnel in the future.

     The full text of the 1999 Plan is set forth in Exhibit A to this Proxy Statement, and the following summary description of the 1999 Plan is qualified by reference to the text thereof.

     ADMINISTRATION. The 1999 Plan will be administered by a Committee of the Board of Directors (the "Committee") comprised solely of two or more outside directors, within the meaning of Section 162(m) of the Code. The Committee shall have sole authority to select the individuals who are to be granted Options from among those eligible to participate in the 1999 Plan and to establish the number of shares which may be issued under each Option, provided, however, the maximum number of Options granted under the 1999 Plan to an individual optionee during any calendar year may not exceed 250,000 (subject to adjustments as defined by Paragraph VIII of the Plan).

     ELIGIBILITY. Only individuals who are full time employees of the Company and its subsidiaries, including officers and directors who are also employees, are eligible to participate in the 1999 Plan. It is expected, however, that Options will generally be granted only to key managerial, professional and technical employees, which class represents approximately twenty percent (20%) of the employees of the Company. The Committee has discretion to increase the number of persons to receive Options. No Options may be granted under the 1999 Plan after June 30, 2009. To date, no option grants have been made under the 1999 Plan.

     SHARES SUBJECT TO THE 1999 PLAN. A maximum of 1,750,000 shares of Class B Common Stock may be awarded under the 1999 Plan. Either shares which are authorized but unissued or previously issued shares reacquired by the Company may be utilized under the 1999 Plan in connection with exercises of options granted. The number of shares is subject to adjustments for changes in capitalization or in connection with certain corporate transactions. Any shares subject to Options which expire or terminate prior to being exercised may again be used for an Option under the 1999 Plan.

     OPTIONS. Options granted under the 1999 Plan may be either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"). See "Federal Income Tax Consequences." The purchase price of shares pursuant to Options will be determined by the Committee, but shall not be less than the fair market value of the Class B Common Stock on the date of grant of an Option. Upon exercise of an Option, payment for shares may be made in cash, or, if the option document so provides, in shares of Class B Common Stock calculated based upon their fair market value as of the date of their delivery or, if the option document so provides, a combination of Class B Common Stock and cash, or by using the Company's "cashless exercise" program involving a more or less simultaneous purchase and sale of the option shares.

     STOCK APPRECIATION RIGHTS. Under the 1999 Plan, an Option may provide for the surrender of the right to purchase shares under the Option in return for payment in cash and/or shares of the Company's Class B Common Stock equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the exercise price therefore, such right being commonly referred to as a "stock appreciation right" or "SAR."

     TRANSFERABILITY. Options granted under the 1999 Plan are not transferable by the optionee otherwise than by will or the laws of descent and distribution and are exercisable during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative.

     STOCKHOLDER STATUS. Recipients of Options under the 1999 Plan do not have any rights as stockholders by virtue of the grant of an Option except with respect to shares of Class B Common Stock actually issued or delivered to such recipient.

     TERMINATION, Suspension or Modification of the 1999 Plan. The Board of Directors may terminate, suspend, or modify the 1999 Plan at any time but may not, without authorization of the Company's stockholders, effect any change (other than through adjustment for changes in capitalization or corporate transactions, as provided in the 1999 Plan) which decrease any authority granted to the Committee, materially increase the benefits accruing to participants under the 1999 Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the 1999 Plan, change the class of individuals eligible to receive Options under the 1999 Plan, or extend the term of the 1999 Plan.

     FEDERAL INCOME TAX CONSEQUENCES. Options to purchase shares of Common Stock under the 1999 Plan may be either ISOs or NQSOs. An Option designated as an ISO is intended to qualify as such under Section 422A of the Code. Thus, the aggregate fair market value, determined at the time of grant, of the shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year may not exceed $100,000. NQSOs are not subject to this requirement.

     A participant under the 1999 Plan does not realize income for Federal income tax purposes as a result of (i) the grant of an ISO under the 1999 Plan or (ii) the exercise of an ISO under the 1999 Plan if the participant does not dispose of the acquired stock within the required holding period ending on the later of two years from the date of grant or one year from the date of transfer of the shares to such participant upon exercise of such Option. The excess of the current fair market value of the Class B Common Stock over the purchase price is included as income for purposes of computing alternative minimum income tax. The Company is not entitled to a Federal income tax deduction upon the grant or exercise of an ISO. If the optionee of an ISO issued under the 1999 Plan disposes of the shares acquired thereunder prior to the expiration of the required holding period, the optionee realizes ordinary taxable income in the year of disposition and the same amount is then deductible by the Company.

     Similarly, a participant realizes no income as a result of the grant of a NQSO under the 1999 Plan. However, a participant realizes ordinary income upon the exercise of the NQSO (or at the later date described below in the case of an officer) equal to the excess of the fair market value of the shares at the time of exercise (or at such later date in the case of an officer) over the purchase price. The Company is not entitled to a Federal income tax deduction upon the grant of the NQSO, but upon transfer of the shares to such participant upon its exercise (or at the later date described below in the case of an officer), an amount corresponding to the participant's taxable income becomes deductible by the Company. According to Treasury regulations, allowance of Company deductions is dependent upon the Company's withholding of Federal income tax on the amount of income involved. In general, when a participant realizes ordinary income pursuant to any of the above transactions, the Company is entitled to a deduction corresponding to such income as long as the provisions of Section 162(m) of the Code do not limit such deduction.

     Under the Code, the receipt of shares of Class B Common Stock upon the exercise of an NQSO issued under the 1999 Plan is not a taxable event for officers of the Company so long as sale of the stock at a profit would subject the officer to suit under Section 16(b) of the Exchange Act (but no later than six months), unless the officer elects to be taxed at the date of receipt. If no such election is properly made, the tax consequences to the officer and to the Company with respect to such receipt of shares of Class B Common Stock will be determined under the foregoing rules as at the time the restriction under
Section 16(b) of the Exchange Act lapses, based upon the market value of the shares of Class B Common Stock at that time; and the officer's tax holding period for the shares of Class B Common Stock will begin on the date of such lapse.

     The foregoing is only a summary of the principal tax consequences to the Company and the grantees from the grant and exercise of Options under the 1999 Plan.

     The adoption of this proposal requires an affirmative vote of a majority of the total number of votes cast at the Annual Meeting, either in person or by proxy. The Board of Directors and the management recommend a vote "FOR" the proposal.

          PROPOSAL 3 -- APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company proposes the appointment of Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending January 31, 2000. If the stockholders do not appoint Arthur Andersen LLP, the selection of independent public accountants will be made by the Board of Directors, and Arthur Andersen LLP may at that time be considered for such appointment.

     Arthur Andersen LLP has served as the Company's independent public accountants continuously since 1973. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders and shall be accorded the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

     To permit the Company and its stockholders to deal with stockholder proposals in an informed and orderly manner, the Bylaws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board of Directors) of candidates for election to the Board of Directors and with regard to certain matters to be brought before an Annual Meeting of Stockholders. In general, written notice must be received by the Secretary of the Company not less than 20 days nor more than 60 days prior to the meeting and must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting as well as the stockholder submitting the proposal. A copy of the applicable Bylaw provisions may be obtained, without charge, upon written request to the Secretary of the Company at the address set forth on page 1 of this Proxy Statement.

     In order to be included in the proxy materials for the 2000 Annual Meeting, stockholder proposals must be received by the Company on or before January 19, 2000.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring any matter before the Annual Meeting other than those mentioned above. However, if any other matters should be properly presented to the meeting for action by the stockholders or should otherwise come before the meeting, it is intended that the holders of the proxies with discretionary authority to vote on such other matters will vote thereon in their discretion.

                                            By Order of the Board of Directors,
                                            /s/ THOMAS P. BATTLE
                                            Secretary

                      MITCHELL ENERGY & DEVELOPMENT CORP.
                                [MITCHELL LOGO]

                                                                       EXHIBIT A


                      MITCHELL ENERGY & DEVELOPMENT CORP.
                             1999 STOCK OPTION PLAN

I. PURPOSE OF THE PLAN

     The MITCHELL ENERGY & DEVELOPMENT CORP. 1999 STOCK OPTION PLAN (the "Plan") is intended to provide a means whereby certain employees of MITCHELL ENERGY & DEVELOPMENT CORP., a Texas corporation (the "Company"), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain employees ("Optionees") the option ("Option") to purchase shares of Class B Common Stock, par value $0.10, of the Company ("Stock"), as hereinafter set forth. Options granted under the Plan may be either incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), ("Incentive Stock Options") or options which do not constitute Incentive Stock Options ("Non-Qualified Stock Options").

II. ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") of, and appointed by, the Board of Directors of the Company (the "Board"), and the Committee shall be (a) comprised solely of two or more outside directors (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder), and (b) constituted so as to permit the Plan to comply with Rule 16b-3 ("Rule 16b-3"), promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall have sole authority to select the Optionees from among those individuals eligible hereunder and to establish the number of shares which may be issued under each Option; provided, however, that, notwithstanding any provision in the Plan to the contrary, the maximum number of shares that may be subject to Options granted under the Plan to an individual Optionee during any calendar year may not exceed 250,000 (subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are cancelled or repriced. In selecting the Optionees from among individuals eligible hereunder and in establishing the number of shares that may be issued under each Option, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the Optionees, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan shall be final.

III. OPTION AGREEMENTS

          (a) Each Option shall be evidenced by a written agreement between the Company and the Optionee ("Option Agreement") which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe; provided, that, except as provided in Subparagraph VIII(c) hereof, the Committee may retain final authority (i) to determine whether an Optionee shall be permitted, or (ii) to approve an election by an Optionee, to receive cash in full or partial settlement of Stock Appreciation Rights. Further, an Option Agreement may authorize and provide for an Optionee to exercise the Option and direct immediate market sale of any treasury Stock thereby acquired pursuant to an extension of credit by the Company to such Optionee for the aggregate exercise price and upon such other terms and conditions as the Committee may determine. Moreover, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such option price.

          (b) For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the closing price of the Stock reported on the New York Stock Exchange Composite Tape on that date; or, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

          (c) Each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

IV. ELIGIBILITY OF OPTIONEE

     Options may be granted only to individuals who are employees on a full-time basis (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Option is granted. Options may be granted to the same individual on more than one occasion. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

V. SHARES SUBJECT TO THE PLAN

     The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 1,750,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan to the extent permitted under Rule 16b-3. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner, including an exercise involving a Stock Appreciation Right, shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

VI. OPTION PRICE

     The purchase price of Stock issued under each Option shall be determined by the Committee, but such purchase price shall not be less than the fair market value of Stock subject to the Option on the date the Option is granted.

VII. TERM OF PLAN

     The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company within twelve months thereafter. Notwithstanding any provision in this Plan or in any Option Agreement, no Option shall be exercisable prior to such shareholder approval. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board.

VIII. RECAPITALIZATION OR REORGANIZATION

          (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

          (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. If prior to the expiration of an Option theretofore granted, the Company shall effect a spinoff of a subsidiary by issuance of shares of stock in the subsidiary to shareholders of the Company or effect any other transaction which essentially accomplishes the same result, the Committee shall adjust the exercise price of an Option to reflect any decrease in the value of the Stock resulting from such spinoff or transaction.

          (c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), provided, however, in the event of the death of George
     P. Mitchell, the majority shareholder of the Company and the Chief Executive Officer of the Company, the transfer of George P. Mitchell's shares of the Company's stock upon his death shall not result in or constitute a Corporate Change, no later than (a) ten days after the approval by the shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee:
     (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option.

          (d) For the purposes of clause (2) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i),
     (ii) or (iii), whichever is applicable, as follows: (i) the price per share offered to shareholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to shareholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

          (e) Any adjustment provided for in Subparagraphs (b) or (c) above shall be subject to any required shareholder action.

          (f) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

IX. AMENDMENT OR TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee; and provided, further, that (i) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and (ii) the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan or extend the term of the Plan, without the approval of the shareholders of the Company.

X. SECURITIES LAWS

          (a) The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the offering of the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

          (b) It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

                                     PROXY

                      MITCHELL ENERGY & DEVELOPMENT CORP.

                   PROXY SOLICITED BY BOARD OF DIRECTORS FOR
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 30, 1999

     The undersigned hereby appoints Bernard F. Clark and Thomas P. Battle, or either of them, as Proxies, with power of substitution, and authorizes them, or either of them, to represent the undersigned at the Annual Meeting of Stockholders of Mitchell Energy & Development Corp. to be held on June 30, 1999, or any adjournment thereof, and to vote as follows the number of shares which the undersigned would be entitled to vote if personally present.

     This Proxy will be voted in accordance with your instructions or, if no instructions are indicated, will be voted for the election of all nominees as directors, in favor of the adoption of the 1999 Stock Option Plan, in favor of the appointment of Arthur Andersen LLP as the Company's independent public accountants, and in accordance with the discretion of the person voting it with respect to any other business properly before the meeting.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


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

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSALS NOS. 2 AND 3.   Please mark    [X]
                                                                                                                  your votes
                                                                                                                  as indicated
                                                                                                                  in this example


1. Election of Directors

    FOR all nominees   WITHHOLD AUTHORITY    Nominees: Robert W. Baldwin, Bernard F. Clark, William D. Eberle, Shaker A. Khayatt,
   listed (except as     to vote for all     Ben F. Love, Walter A. Lubanko, George P. Mitchell, J. Todd Mitchell, M. Kent Mitchell,
    indicated to the     nominees listed     Constantine S. Nicandros and W.D. Stevens.
       contrary)
                                             To withhold authority to vote for any individual nominee, write the nominees' name in
          [ ]                  [ ]           the space provided below:

                                             ---------------------------------------------------------------------------------------

2. The adoption of the Company's          3. The appointment of Arthur Andersen LLP as the    4. In their discretion, the Proxies
   1999 Stock Option Plan.                   Company's independent public accountants.           are authorized to vote on such
                                                                                                 other business as may properly come
    FOR     AGAINST     ABSTAIN              FOR     AGAINST     ABSTAIN                         before the meeting.
    [ ]       [ ]         [ ]                [ ]       [ ]         [ ]
                                                                                                 I PLAN TO ATTEND THE MEETING. [ ]






SIGNATURE                                                 SIGNATURE                                          DATE
         -------------------------------------------------         ------------------------------------------    -------------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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